EXHIBIT 99.1

Open Text Acquires 88% of IXOS Under Final Stage of Tender Offer

Earnings Guidance Raised with Mid Point Outlook for FY 2005 of $435 Million Revenue and $1.20 Adjusted EPS / $0.85 GAAP EPS

Waterloo, ON - 2004-02-24 - Open Text™ Corporation (Nasdaq: OTEX; TSX: OTC), an enterprise content management (ECM) software vendor, today announced that a total of 19,135,455 shares of IXOS Software AG (Nasdaq: XOSYY.PK, Frankfurt: XOS), representing approximately 88% of the ordinary share capital and voting rights of IXOS, have been tendered under the tender offer (the “Offer”) to its wholly-owned subsidiary, 2016091 Ontario Inc. Of these IXOS shares, 17,792,529 shares (approximately 93% of the tendered shares) have been tendered for the Alternative Consideration of Open Text shares and warrants, with the balance tendered for cash. Together with shares acquired in the open market, 2016091 Ontario owns a total of 19,157,428 IXOS shares or approximately 88% of the ordinary share capital and voting rights of IXOS.

With the Offer now completed, 2016091 Ontario Inc. will proceed with further steps to acquire the remaining IXOS shares not owned by it, in accordance with German law.

Open Text and IXOS Form World’s Largest ECM Vendor

See accompanying Note (1)

“The business combination with IXOS creates the largest ECM vendor in the world. We expect the combination to be accretive to earnings in the current fiscal year,” said Tom Jenkins, CEO of Open Text. “Together with IXOS, we now offer the broadest ECM suite available in the market today.”

Open Text—IXOS Guidance

See accompanying Notes (2) (3) (4) and (5)

Based on the 88% interest in IXOS acquired to date, Open Text will begin to consolidate IXOS results with its results on March 1, 2004. Open Text is also updating to its guidance for the combined operations reflecting a 12% minority interest in the shares of IXOS.

For the third quarter ending March 31, 2004, Open Text expects revenue of $80 to $90 million and adjusted earnings per share (EPS) of $0.19 to $0.25. Net income per share in accordance with U.S. generally accepted accounting principles (GAAP) for the same period is estimated to be $0.06 to $0.12. These expected results include an estimated one-time restructuring charge of approximately $4 million to be taken during the quarter and an estimated increase in amortization of intangibles during the quarter related to the purchase of IXOS of approximately $2.5 million, net of tax in both cases.

For the fourth quarter ending June 30, 2004 (the first full quarter of consolidated results), Open Text expects revenue of $100 to $110 million with adjusted EPS of $0.25 to $0.31 and GAAP net income per share of $0.16 to $0.22.

For Fiscal Year 2005 (which commences July 1, 2004), Open Text expects revenue of $420 to $450 million with adjusted EPS of $1.10 to $1.30 and GAAP net income per share of $0.75 to $0.95.

Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material. Please see note (5) below for a discussion regarding net income per share in accordance with GAAP.

Conference Call Scheduled For February 25, 2004

Open Text management will discuss the final results of the IXOS tender offer and the revised guidance in a conference call on Wednesday, February 25, 2004 at 8:30 am EST.

Open Text invites the public to listen to the Company’s teleconference call.

Date:	Wednesday, February 25, 2004
Time:	8:30 a.m. EST / 5:30 a.m. PST
Phone:	416-640-1907
Length:	30 minutes, approximately

Please dial the above number 10 minutes before the teleconference is scheduled to begin. The operator will take your name and connect your line with the meeting. For more information and playback instructions, please visit: www.opentext.com/investor/investor_events.

Upcoming Investor Events

Open Text announced it plans to participate in the following investor events. Note that event dates and times are subject to change after the release of this announcement. To confirm a date or learn about Web cast availability, visit the Company’s Web site closer to event date at: www.opentext.com/investor/investor_events.

March 2, 2004

2004 CSFB Software Summit

San Francisco, CA

May 7, 2004

Open Text releases results for the Third Quarter of Fiscal 2004

May 11, 2004

Southwest Securities Second Annual Software Mini-Conference

Las Vegas, NV

May 25, 2004

UBS Software & Services Conference

New York, NY

August 11, 2004

CIBC World Markets Annual Software Conference

New York, NY

All information relating to the Offer is contained in the offer document published on the Internet at: www.2016091ontario.de and is available free of charge from Commerzbank Aktiengesellschaft, ZGS-CMAD, DLZ 2, Mainzer Landstrasse 153, 60327 Frankfurt am Main, Germany, fax no. +49 (0) 69 136-44598.

Notes to Guidance

(1) Based on comparison of future annual revenue guidance publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector.

(2) All amounts are in US Dollars. The guidance presented is based on (a) financial information prepared by Open Text consistent with the manner in which it reports its revenue, adjusted EPS and net income per share in accordance with GAAP, (b) the assumptions referred to in notes (3) and (4), and (c) with respect to IXOS, guidance published by IXOS for the balance of Fiscal 2004 as most recently confirmed by IXOS in its press release dated February 3, 2004 and IXOS’ results of operations for the quarter ended December 31, 2003 as published in the same release. This guidance assumes minimal fluctuations of currency exchange rates.

(3) The Company uses the financial measure adjusted EPS to supplement its consolidated financial statements, which are presented in accordance with GAAP. The presentation of adjusted EPS is not meant to be a substitute for net income per share presented in accordance with GAAP, but rather should be evaluated in conjunction with such GAAP measure. Adjusted EPS is calculated as net income per share excluding the following estimated amounts (a) the amortization of acquired intangible assets (FY04 Q3 - $2.5 million, FY04 Q4 - $4.0 million, FY05 - $16.0 million), (b) other income, gain (loss) on investments (nil), (c) income tax on equity gain (nil) and (d) restructuring charges including charges that will be incurred as a result of the acquisition of IXOS (FY04 Q3 - $4.0 million, FY04 Q4 - nil, FY05 - nil). All the aforementioned amounts are provided net of tax. The term adjusted EPS does not have a standardized meaning prescribed by GAAP, and therefore the Company’s definition is unlikely to be comparable to similar measures presented by other companies. The Company’s management believes that the presentation of adjusted EPS provides useful information to investors because it excludes non-operational charges and is a better indication of Open Text’s profitability or expected profitability from recurring operations. The items excluded from the computation of adjusted EPS, which are otherwise included in the determination of net income per share prepared in accordance with GAAP, are items that Open Text does not consider to be meaningful in evaluating the Company’s past financial performance or future prospects and may hinder a comparison of its period-to-period profitability.

(4) The following assumptions of Company management are an integral part of the guidance presented for the balance of FY04 and FY05. These assumptions represent the current expectations of Open Text but must be considered preliminary as they will be reviewed and revised, perhaps materially, based upon Open Text’s assessment of the operations of IXOS and discussions with IXOS following completion of the Offer and completion of other agreements between IXOS and Open Text as described in the Offer document. Open Text’s actual results for future periods may vary from the guidance presented and such variations may be material.

(a) The anticipated date of consolidation of the Company’s interest in IXOS will be March 1, 2004 and a minority interest based on the approximately 12% interest in outstanding shares of IXOS that the Company has not acquired as of February 24, 2004 is deducted from the earnings of IXOS in the calculation of adjusted EPS and net income per share.

(b) It is expected that a restructuring of the combined Open Text and IXOS operations will occur, as referenced in the Company’s tender offer dated December 1, 2003 to acquire IXOS shares. Adjusted EPS and net income per share includes the estimated benefits of the currently contemplated restructuring, as discussed in note (5) below.

(c) The guidance assumes a fully diluted share count for the quarter ending March 31, 2004 of 47 million shares, for the quarter ending June 30, 2004, 54 million shares, and for the fiscal year ending June 30, 2005, 55 million shares.

(d) Guidance for adjusted EPS and net income per share is calculated on a fully-diluted basis, giving effect to (i) the issuance of common shares of Open Text under the Offer and (ii) the exercise of the common share purchase warrants to be issued under the Offer, in each case based on approximately 17.793 million IXOS shares tendered under the Offer in respect of which the Alternative Share and Warrant Consideration was elected.

(e) Income taxes are assumed to remain at 30 to 35% on a GAAP net income per share basis.

(f) Assumptions have been made concerning revenue growth and income tax rates that will be in effect and which may change depending upon both the timing and jurisdiction of future revenues.

(5) The Company has provided a reconciliation in note (3) above of its guidance for adjusted EPS to net income per share, which is the most comparable financial measure calculated and presented in accordance with GAAP. With respect to restructuring charges, the Company anticipates that it will take certain measures to reduce the cost structure of the combined organization resulting in an estimated restructuring charge of $4.0 million, net of tax. The exact extent and nature of these measures are not presently known but may include employee termination costs, costs associated with vacating facilities, and the write-off of certain long-term assets. This restructuring charge will include a cash component, and may also include a non-cash component. With respect to amortization of acquired intangible assets, the Company is currently in the process of retaining the services of an independent valuator to assist in the valuation of intangible assets acquired through this business combination. The Company estimates that the additional amortization will be approximately $2.5 million per quarter (net of tax) for the next 5 years and is based on previous experience with similar transactions. The specific amount of this amortization expense for future periods will be determined once the valuation work is completed.

About Open Text

Open Text™ is the market leader in providing Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Since launching the world’s first Internet search engine and the first Web-based enterprise collaboration and knowledge management software, Open Text has continued its leadership in providing global enterprises with innovative and effective solutions. Throughout its history, Open Text has matched its tradition of innovation with a track record of financial strength and growth. Today, the Company supports fifteen million seats across 10,000 deployments in 31 countries and 12 languages worldwide. Open Text’s flagship product, Livelink® seamlessly combines collaboration with content management, helping organizations transform information into knowledge to provide the foundation for innovation, compliance and accelerated growth. For more information on Open Text and Livelink, go to: www.opentext.com and www.opentext.com/livelink.

Trademark

Copyright © 2004 by Open Text Corporation. LIVELINK, LIVELINK MEETINGZONE, and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective

Release Disclaimer

This press release contains “forward-looking statements” relating to the acquisition of IXOS and the future performance of Open Text Corporation (the “Company”). Forward-looking statements are neither promises nor guarantees, but are subject to risks, uncertainties and other factors that may cause the actual integration of the transaction and restructuring of the combined companies, and the actual results, performance or achievements of IXOS or the Company, or developments in IXOS’ or the Company’s business or its industry, to differ materially from the anticipated integration of the transaction, restructuring of the companies, and the anticipated results, performance, achievements or developments expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to:

•	risks involved in the integration of IXOS into the Company and restructuring of the combined companies;

•	the ability of the Company to acquire the outstanding minority interest in IXOS;

•	costs related to the business combination;

•	expected cost savings from the acquisition may not be fully realized or realized within the expected time frame;

•	revenue, net income and net income per share of the combined company may be lower than expected;

•	the restructuring charge or the amortization of intangibles related to the IXOS acquisition may be larger than anticipated;

•	the possibility of technical, logistical or planning issues in connection with deployments;

•	tax rates may be higher than expected;

•	legislative or regulatory changes may adversely affect the businesses in which the companies are engaged;

•	economic and political conditions in the United States and abroad; and

•	changes may occur in the securities or capital markets.

More detailed discussion of these and other important risk factors can be found in the sections entitled “Business”, “Quantitative and Qualitative Disclosure About Market Risk” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, including but not limited to the cautionary statements contained therein, in documents filed by the Company with the SEC, the Ontario Securities Commission and other securities regulatory authorities across Canada, including the Company’s Report on Form 10-K for the fiscal year ended June 30, 2003 and the Company’s Reports on Form 10-Q for the three months ended September 30, 2003 and December 31, 2003. Forward-looking statements in this press release are based on management’s beliefs and opinions at the time the statements are made, and there should be no expectation that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and the Company and IXOS disavow and disclaim any obligation to do so.

For more information, please contact

Anne Marie Rahm

Director, Investor Relations

Open Text Corporation

+1-617-204-3359

arahm@opentext.com

Alan Hoverd

Chief Financial Officer

Open Text Corporation

+1-905-762-6222

ahoverd@opentext.com

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com